SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                   May 7, 2007


                              GULF RESOURCES, INC.
                              --------------------

             (Exact Name of Registrant as Specified in its Charter)


Delaware                          000-20936                         13-3637458
--------                          ---------                         ----------
State of                          Commission                        IRS Employer
Incorporation                     File Number                       I.D. Number


        CHEMING INDUSTRIAL PARK, UNIT - HAOYUAN CHEMICAL COMPANY LIMITED,
                     SHOUGUANG CITY, SHANDONG, CHINA 262714
        -----------------------------------------------------------------
                     Address of principal executive offices


                  Registrant's telephone number: (310)470-2886


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2007, Gulf Resources, Inc. ("we" or the "Company") entered into a Fixed Price Standby Equity Distribution Agreement with eight investors listed therein (each, an "Investor", collectively, the "Investors"). Pursuant to the Fixed Price Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to the Investors up to 30 million shares of the Company's common stock, par value $.001 per share, for a total purchase price of up to $60 million (a per share purchase price of $2.00 per share). The Investors' obligation to purchase shares of common stock under the Fixed Price Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for the resale of the common stock sold under the Fixed Price Standby Equity Distribution Agreement. The maximum amount of advance under the Fixed Price Standby Equity Distribution Agreement cannot exceed $10 million. In no event can the number of shares issued to any Investor pursuant to an advance cause any Investor to own more than 9.9% of the shares of common stock outstanding.

The commitment period under the Fixed Price Standby Equity Distribution Agreement commences on the earlier to occur of (i) the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the "Effective Date"), or (ii) such earlier date as we and the Investors may mutually agree in writing.

The commitment period under the Fixed Price Standby Equity Distribution Agreement expires on the earliest to occur of (i) the date on which the Investors have purchased an aggregate amount of $60 million shares of our common stock under the Fixed Price Standby Equity Distribution Agreement, (ii) the date occurring eighteen months after the Effective Date, or (iii) the date the Agreement is earlier terminated (in the event that (x) there occurs any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of sixty trading days, other than due to the acts of the Investors, during the commitment period, and (y) we fail materially to comply with any of the covenants contained in the Standby Equity Distribution Agreement and such failure is not cured within thirty days after receipt of written notice from the Investors, provided, however, that this termination provision does not apply to any period commencing upon the filing of a post-effective amendment to the Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC).

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits.

      99.1  Fixed Price Standby Equity Distribution Agreement


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2007


                                                     GULF RESOURCES, INC.


                                                     By: /s/ Ming Yang
                                                         -----------------------
                                                         Ming Yang,
                                                         Chief Executive Officer


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